UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 20, 2009
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following agreements were previously filed with the SEC without the exhibits and schedules attached. We are refiling these agreements complete with the exhibits and schedules included.

10.1
Third Amended and Restated Credit Agreement effective May 8, 2009 among Enserco Energy Inc., as borrower, Fortis Capital Corp., as administrative agent and collateral agent, Societe Generale as Syndication Agent, BNP Paribas as Documentation Agent, U.S. Bank National Association, The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch and the other financial institutions which may become parties hereto.

10.2
Credit Agreement dated as of May 7, 2007, among Black Hills Corporation, as borrower, ABN AMRO Bank N.V., as administrative agent, sole bookrunner and co-arranger, BMO Capital Markets, as syndication agent and co-arranger, Credit Suisse Securities (USA) LLC, as syndication agent and co-arranger, Union Bank of California, N.A., as syndication agent and co-arranger, and the Financial Institutions party thereto, as Banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: October 20, 2009

Exhibit Index

Exhibit No.                                Description

10.1
Third Amended and Restated Credit Agreement effective May 8, 2009 among Enserco Energy Inc., as borrower, Fortis Capital Corp., as administrative agent and collateral agent, Societe Generale as Syndication Agent, BNP Paribas as Documentation Agent, U.S. Bank National Association, The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch and the other financial institutions which may become parties hereto.

10.2
Credit Agreement dated as of May 7, 2007, among Black Hills Corporation, as borrower, ABN AMRO Bank N.V., as administrative agent, sole bookrunner and co-arranger, BMO Capital Markets, as syndication agent and co-arranger, Credit Suisse Securities (USA) LLC, as syndication agent and co-arranger, Union Bank of California, N.A., as syndication agent and co-arranger, and the Financial Institutions party thereto, as Banks.